Exhibit 23.3

CONSENT OF DAVID KIDD

The undersigned, David Kidd, hereby states as follows:

I, David Kidd assisted with the preparation of the ““Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009, (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

I, David Kidd hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975, 333-136980, 333-158633, and 333-172820) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019, 333-176792) of the Summary Material concerning the Technical Report, including the reference to Paredones Amarillos Gold Project (since renamed the Concordia Gold Project included with such information, as set forth above in the Form 10-K.

	By:	/s/ David Kidd
Name: David Kidd
Title: Principal
Date: March 13, 2012	Golder Associates, Inc.